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         COOPERATIVE BANKSHARES, INC. ANNOUNCES SECOND QUARTER DIVIDEND

For immediate release:

      Wilmington, N.C., May 30, 2007--Cooperative Bankshares, Inc. (NASDAQ:
"COOP"), announced that on May 29, 2007 the Board of Directors declared the 2007 second quarter dividend of $0.05 per share. The dividend is payable on or about July 17, 2007, to stockholders of record as of July 2, 2007.

      Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 22 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through two offices in North Carolina.


                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181